Registration Number 33-28398


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                     ___________________________________
                                  FORM S-8
                           REGISTRATION STATEMENT
                                  UNDER THE
                           SECURITIES ACT OF 1933
                     ___________________________________

                          VULCAN MATERIALS COMPANY
           (Exact name of registrant as specified in its charter)

      New Jersey                                          63-0366371
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)

               One Metroplex Drive, Birmingham, Alabama 35209
                                205-877-3000
                  (Address of Principal Executive Offices)
                        ____________________________

          Vulcan Materials Company Construction Materials Division
                        Hourly Employees Savings Plan
                            (Full Title of Plan)

                        William F. Denson, III, Esq.
                     Vice President - Law and Secretary
                          Vulcan Materials Company
                             One Metroplex Drive
                          Birmingham, Alabama 35209
                                205-877-3000

          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               With a copy to:
                         C. Larimore Whitaker, Esq.
                        Bradley, Arant, Rose & White
                         2001 Park Place, Suite 1400
                         Birmingham, Alabama  35209
                                205-521-8000
                        ____________________________

                       CALCULATION OF REGISTRATION FEE
                                                      Proposed Maximum     Proposed Maximum
Title of Securities              Amount to be         Offering Price Per   Aggregate Offering       Amount of
 to be Registered                 Registered                Share               Price           Registration Fee
Common Stock, $1.00 par value
per share. . . . . . . . . . . . 100,000 shares*           **                $5,494,000***          $1,894.49

* In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
**  Not applicable.
*** Estimated solely for purposes of determining the amount of the registration fee, in accordance with Rules 457(h)(1) and (c) under the Securities Act of 1933. The registration fee was calculated pursuant to Rules 457(h)(1) and (c) and based upon the average of the high and low prices ($54.94) reported in the consolidated reporting system on March 4, 1996.

      Vulcan Materials Company, a New Jersey corporation (the "Company"), hereby incorporates herein by this reference, the contents of the Registration Statement on Form S-8 filed by the Company on April 28, 1989 (Registration No. 33-28398) (the "Registration Statement"), except that the information contained in the Registration Statement with respect to the Plan (as such term is defined in the Registration Statement) is not incorporated herein by this reference.

         REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

      The documents incorporated by reference into Item 3 of Part II of this Registration Statement (not including exhibits to the information that is incorporated by reference, unless such exhibits are specifically incorporated by reference into the information that this Registration Statement incorporates) are incorporated by reference into the Section 10(a) prospectus and are available, without charge, to the participants upon written or oral request to William F. Denson, III, Vice President - Law and Secretary, Vulcan Materials Company, One Metroplex Drive, Birmingham, Alabama 35209 (telephone number 205-877-3204). The documents containing the information requested by
Part I of Form S-8, the Annual Report on Form 10-K of Vulcan Materials Company, and all reports, proxy statements and other communications distributed generally to the security holders of Vulcan Materials Company are available, without charge, to participants upon written or oral request to William F. Denson, III, Vice President - Law and Secretary, Vulcan Materials Company, One Metroplex Drive, Birmingham, Alabama 35209 (telephone number 205-877-3204).


                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents of the Company are incorporated herein by reference and made a part hereof:

      (1) The Annual Report on Form 10-K of the Company for the year ended December 31, 1994, as amended by the Annual Report on Form 10-K/A of the Company (Commission File No. 1-4033).

      (2) The Quarterly Reports of the Company on Form 10-Q for the quarterly periods ended September 30, 1995, June 30, 1995 and March 31, 1995 (Commission File No. 1-4033).

      (3) The description of the capital stock of the Company offered and registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on Registration Statement No. 2- 13791, filed
December 11, 1957, as amended by all amendments thereto.

      All documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the common stock of the Company offered hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for such purposes to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

      William F. Denson, III is the Vice President - Law and Secretary of the Company and, as a result of such relationship, could be deemed to have a substantial interest in the Company. In addition, Mr. Denson has dispositive and voting power over 20,808 shares of the common stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article IX of the Company's Certificate of Incorporation provides that, as to acts or omissions occurring on or after May 6, 1988, no director or officer of the Company shall be liable to the Company or any of its shareholders for monetary damages for breach of any duty owed as director or officer to the Company or any of its shareholders, to the extent that such exemption from liability is permitted under the New Jersey Business Corporation Act (the "Statute"), as the same may be amended from time to time, or under any revision thereof or successor statute thereto. Amendments to the Statute which were adopted in 1987 (the "New Jersey Amendments") permit such exemptions from liability as the foregoing for directors and officers, except in the case of a breach of duty based on an act or omission (a) in breach of such person's duty of loyalty to the Company or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in the receipt by such person of an improper personal benefit.

      In addition, Article IV of the Company's By-laws provides as follows:

             (a) Subject to the provisions of this Article IV, the corporation shall indemnify the following persons to the fullest extent permitted and in the manner provided by and the circumstances described in the laws of the State of New Jersey, including Section 14A:3-5 of the New Jersey Business Corporation Act and any amendments thereof or supplements thereto: (i) any person who is or was a director, officer, employee or agent of the corporation; (ii) any person who is or was a director, officer, employee or agent of any constituent corporation absorbed by the corporation in a consolidation or merger, but only to the extent that (a) the constituent corporation was obligated to indemnify such person at the effective date of the merger or consolidation or (b) the claim or potential claim of such person for indemnification was disclosed to the corporation and the operative merger or consolidation documents contain an express agreement by the corporation to pay the same; (iii) any person who is or was serving at the request of the corporation as a director, officer, trustee, fiduciary, employee or agent of any other domestic or foreign corporation, or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit; and (iv) the legal representative of any of the foregoing persons (collectively, a "Corporate Agent").

             (b) Anything herein to the contrary notwithstanding, the corporation shall not be obligated under this Article IV to provide indemnification (i) to any bank, trust company, insurance company, partnership or other entity, or any director, officer, employee or agent thereof or (ii) to any other person who is not a director, officer or employee of the corporation, in respect of any service by such person or entity, whether at the request of the corporation or by agreement therewith, as investment advisor, actuary, custodian, trustee, fiduciary or consultant to any employee benefit plan.

             (c) To the extent that any right of indemnification granted hereunder requires any determination that a Corporate Agent shall have been successful on the merits or otherwise in any Proceeding (as hereinafter defined) or in defense of any claim, issue or matter therein, the Corporate Agent shall be deemed to have been "successful" if, without any settlement having been made by the Corporate Agent, (i) such Proceeding shall have been dismissed or otherwise terminated or abandoned without any judgment or order having been entered against the Corporate Agent, (ii) such claim, issue or other matter therein shall have been dismissed or otherwise eliminated or abandoned as against the Corporate Agent, or (iii) with respect to any threatened Proceeding, the Proceeding shall have been abandoned or there shall have been a failure for any reason to institute the Proceeding within a reasonable time after the same shall have been threatened or after any inquiry or investigation that could have led to any such Proceeding shall have been commenced. The Board of Directors or any authorized committee thereof shall have the right to determine what constitutes a "reasonable time" or an "abandonment" for purposes of this paragraph (c), and any such determination shall be conclusive and final.

             (d) To the extent that any right of indemnification granted hereunder shall require any determination that the Corporate Agent has been involved in a Proceeding by reason of his or her being or having been a Corporate Agent, the Corporate Agent shall be deemed to have been so involved if the Proceeding involves action allegedly taken by the Corporate Agent for the benefit of the corporation or in the performance of his or her duties or the course of his or her employment for the corporation.

             (e) If a Corporate Agent shall be a party defendant in a Proceeding, other than a Proceeding by or in the right of the corporation, and the Board of Directors or a duly authorized committee of disinterested directors shall determine that it is in the best interests of the corporation for the corporation to assume the defense of any such Proceeding, the Board of Directors or such committee may authorize and direct that the corporation assume the defense of the Proceeding and pay all expenses in connection therewith without requiring such Corporate Agent to undertake to pay or repay any part thereof. Such assumption shall not affect the right of any such Corporate Agent to employ his or her own counsel or to recover indemnification under this By-law to the extent that he may be entitled thereto.

             (f) As used herein, the term "Proceeding" shall mean and include any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

             (g) The right to indemnification granted under this Article IV shall not be exclusive of any other rights to which any Corporate Agent seeking indemnification hereunder may be entitled.

      Pursuant to the authority granted in the Statute, the Company has procured insurance for the purpose of substantially covering its future potential liability for indemnification under the provisions discussed above and certain future potential liability of individual directors and officers incurred in their capacity as such which is not subject to indemnification.

ITEM 8.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)   UNDERTAKING

      The registrant hereby undertakes that it will submit or has submitted the Vulcan Materials Company Thrift Plan For Salaried Employees (the "Plan") and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

(b)   EXHIBITS

      The following exhibits are filed as part of this Registration
Statement:

 5(a) Opinion of William F. Denson, III as to the legality of the securities being registered.
 23(a)  Consent of Deloitte & Touche L.L.P.
 23(b)  Consent of William F. Denson, III (contained in exhibit 5(a)).
 24(a)  Powers of Attorney of certain directors and officers.


ITEM 9.  UNDERTAKINGS.

      (a)    The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

                   (i)   To include any prospectus required by
                         Section 10(a)(3) of the Securities Act of 1993;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to
                         the plan or distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on March 11, 1996.


                          VULCAN MATERIALS COMPANY


                                By:                /s/ H.A. Sklenar
                                                       H.A. Sklenar
                                                         Chairman
                                                and Chief Executive Officer



      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



     Signature                      Title                           Date


/s/  H. A. Sklenar         Chairman, Chief Executive            March 11, 1996
    H. A. Sklenar          Officer and Director
                           (Principal Executive Officer)


/s/ D. F. Sansone          Vice President-Finance               March 11, 1996
    D. F. Sansone          and Treasurer (Principal
                           Financial Officer)


/s/ E. A. Khan             Controller                            March 11, 1996
   E. A. Khan              (Principal Accounting Officer)


       *                    Director
Marion H. Antonini

       *                    Director
Livio D. DeSimone


       *                    Director
William J. Grayson, Jr.


       *                    Director
John K. Greene


       *                    Director
Donald M. James


       *                    Director
Richard H. Leet


       *                    Director
Douglas J. McGregor


       *                    Director
Ann D. McLaughlin


       *                    Director
James V. Napier


       *                    Director
Donald B. Rice


       *                    Director
Orin R. Smith


*    /s/ William F. Denson, III                                 March 11, 1996
       William F. Denson, III
        Attorney-in-Fact for
       Each of the Directors
            Listed Above


      The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the administrators duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Birmingham, State of Alabama, on March 11, 1996.


                                    VULCAN MATERIALS COMPANY
                                    CONSTRUCTION MATERIALS DIVISION
                                    HOURLY EMPLOYEES SAVINGS PLAN

                                    By       /s/ J. Wayne Houston
                                                J. Wayne Houston
                                                 Chairman and
                                        Member of Administration Committee



                                    By       /s/ Peter E. Printz
                                                Peter E. Printz
                                        Member of Administration Committee


                                    By       /s/ Charles D. Lockhart
                                                Charles D. Lockhart
                                        Member of Administration Committee